UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 17, 2005


                             INTERLINE BRANDS, INC.
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             (Exact name of registrant as specified in its charter)


                                  NEW JERSEY
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                 (State or other jurisdiction of incorporation)


             333-106801                                     22-2232386
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      (Commission File Number)                (IRS Employer Identification No.)



 801 W. BAY STREET, JACKSONVILLE, FLORIDA                   32204
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 (Address of principal executive offices)                 (Zip Code)


         Registrant's telephone number, including area code:  (904) 421-1400


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Current Report on Form 8-K is filed by Interline Brands, Inc., a New Jersey corporation ("Interline Opco").

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            The information set forth in Item 5.02(b) relating to the entry into the Separation Agreement and General Release between Interline Brands, Inc., a Delaware corporation (the "Parent") and parent of Interline Opco, on the one hand, and Charles Blackmon, on the other, is incorporated by reference herein.


ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

            The information set forth in Item 5.02(b) relating to the termination of the employment agreement between the Parent and Charles Blackmon is incorporated by reference herein.


ITEM 5.02. DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

       (b)

            On March 17, 2005, the Parent announced that Charles Blackmon, its Vice President and Chief Financial Officer, had resigned for personal reasons effective immediately. He also resigned as Vice President and Chief Financial Officer for Interline Opco. The Parent and Mr. Blackmon have entered into a Separation Agreement and General Release dated March 17, 2005 (the "Separation Agreement"), which also applies to Mr. Blackmon's employment at Interline Opco. The press release issued by the Parent announcing the resignation is attached as
Exhibit 99.1 to this report.

            The Separation Agreement supersedes and extinguishes the existing Employment Agreement dated June 18, 2004 and any other existing or implied agreements between the Parent and Mr. Blackmon, other than certain Nonqualified Stock Option Agreements entered into between the Parent and Mr. Blackmon dated December 16, 2004.

            Under the terms of the Separation Agreement, Mr. Blackmon terminated his employment with the Parent and all of its affiliates and subsidiaries, including Interline Opco (together, the "Company Group") on March 17, 2005 and will receive severance pay totaling $67,500 payable in regular installments in accordance with the Parent's usual payroll practices over the six months following his termination. The Parent also agreed to provide Mr. Blackmon and his dependents with continued health benefits at the Parent's expense through March 1, 2006 or, if earlier, the date he secures coverage through another employer. Mr. Blackmon's participation in all other Company Group benefit plans and prerequisites terminated on March 17, 2005. The Separation Agreement requires Mr. Blackmon to maintain Company Group confidences and prohibits him from competing with the Company Group or soliciting Company Group employees for one year following his termination. It also contains mutual nondisparagement provisions and a general release of the Company Group and Mr. Blackmon (other than in respect of any criminal conduct, including any act of fraud, theft or violation of any governmental regulations or law, committed by Mr. Blackmon that, individually or in the aggregate, results, or in the good faith judgment of the Parent's Board of Directors could result in, material monetary damage to the Parent or any of its affiliates). The Parent's obligation to indemnify Mr. Blackmon for liabilities incurred as an executive officer of the Parent remains in force.

       (c)

            The Parent appointed Thomas J. Tossavainen as acting Chief Financial Officer, effective March 17, 2005 until the Parent completes a process to determine a permanent Chief Financial Officer. Mr. Tossavainen will continue to serve as the Vice President, Finance and Treasurer of the Parent and Interline Opco, a position he has held since August 2001. Prior to joining the Parent and Interline Opco, Mr. Tossavainen served as the Director of Strategic Projects - Treasury at Airgas, Inc. from August 2000 to August 2001 and in prior positions with Airgas from 1996.

            As of the date hereof, Mr. Tossavainen is party to an employment agreement dated May 12, 2004 and amended November 10, 2004, pursuant to which he is employed as Vice President, Finance and Treasurer of the Parent and Interline Opco (the "Employment Agreement").

            The Employment Agreement expires May 10, 2006, subject to automatic one year extensions unless Interline Opco or Mr. Tossavainen give at least 90 days' written notice of non-extension. Mr. Tossavainen's starting minimum base salary under the Employment Agreement is approximately $150,000, per year, subject to upward adjustment at the discretion of Interline Opco from time to time, and his housing allowance is $24,000 per year. Mr. Tossavainen is eligible for an annual cash bonus of not more than 40% of his base salary. Mr. Tossavainen is also eligible to participate in the benefits plans and arrangements generally available to Interline Opco's senior executives.

            The Employment Agreement contains various termination provisions:

                    FOR CAUSE. The Employment Agreement may be terminated by
            Interline Opco for cause, upon which time Mr. Tossavainen will receive accrued base salary, benefits and housing allowance through the date of his termination.

                    WITHOUT CAUSE (OR FOR GOOD REASON). If the Employment
            Agreement is terminated by Interline Opco without cause, or by Mr. Tossavainen for good reason (as defined to include, among other things, a requirement that Mr. Tossavainen move his primary place of employment more than 35 miles from his current place of employment if such move materially increases his commute), Mr. Tossavainen is entitled to receive (i) accrued base salary, benefits and housing allowance, (ii) a pro rata bonus in line with bonuses received by other executives as and when such bonuses are paid, (iii) severance pay equal to the sum of Mr. Tossavainen's annual base salary plus housing allowance, payable in regular installments in accordance with Interline Opco's usual payroll practices, through the earlier of two years after his termination and January 1, 2007 (or payable for one year after the date of his termination if such termination occurs on or after May 10, 2006) and (iv) a reasonable relocation allowance not exceeding $75,000.

                    WITHOUT GOOD REASON UPON SUFFICIENT NOTICE. If the
            Employment Agreement is terminated by Mr. Tossavainen other than for good reason and upon sixty days written notice, he is entitled to receive (x) accrued base salary, benefits and housing allowance, (y) a reasonable relocation allowance not exceeding $75,000 and (z) if Mr. Tossavainen has terminated his employment prior to May 10, 2006, severance pay equal to the sum of Mr. Tossavainen's annual base salary plus housing allowance, payable in regular installments in accordance with Interline Opco's usual payroll practices until the earlier of one year following the date of termination and May 10, 2006.

                    DEATH OR DISABILITY. The Employment Agreement may also be
            terminated upon Mr. Tossavainen's death or disability (defined as his inability to perform his duties for six months in any consecutive twelve month period due to physical or mental incapacity, as reasonably determined by Interline Opco), in which case Mr. Tossavainen or his estate, as applicable; shall receive his accrued base salary, benefits and housing allowance and a pro rata bonus.

            Mr. Tossavainen is subject to a non-compete and non-solicitation clause during his employment and for the period ending on the later of the expiration of his severance payments or one year following the date of his termination.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

            (c)    EXHIBITS

EXHIBIT     DESCRIPTION
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  99.1      Press release of the Parent, dated March 17, 2005.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERLINE BRANDS, INC.



                                            By: /s/ Michael J. Grebe
                                                -------------------------------
                                                Name:   Michael J. Grebe
                                                Title:  President and Chief
                                                        Executive Officer


Date:  March 23, 2005


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                                INDEX TO EXHIBITS


EXHIBIT       DESCRIPTION
-------       -----------

 99.1         Press release of the Parent, dated March 17, 2005.